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EX. 4.1

                                WARRANT AGREEMENT

THIS WARRANT AGREEMENT (the "Agreement") is made and entered into as of August , 2001, by and between HIV-VAC, Inc., a Nevada corporation (the "Company") and Continental Stock Transfer and Trust Company (together with any successor, the "Warrant Agent").

WHEREAS, the Company proposes to conduct an offering (the "Offering") of up to 1,000,000 shares of its Convertible Preferred Stock, Series B (the "Shares"); and,

WHEREAS, the Company, as additional consideration for subscribing for the Shares, proposes to issue to the purchasers in the Offering 5,000,000 warrants (the "Warrants") to purchase one share of the Company's common stock, par value $0.001 per share (the "Common Shares"); and

WHEREAS, the Company proposes to issue to the purchasers in the Offering certificates representing the Warrants (collectively, the "Warrant Certificates"); and,

WHEREAS, the Company desires to appoint the Warrant Agent, and the Warrant Agent agrees, to act on behalf of the Company in connection with the issuance, transfer, exchange, replacement and surrender of the Warrant Certificates; and,

WHEREAS, the Company and the Warrant Agent desire to set forth in this Agreement, among other things, the form and provisions of the Warrant Certificates and the terms and conditions under which they may be issued, transferred, exchanged, replaced and surrendered in connection with exercise of the Warrants;

NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I
                      DISTRIBUTION OF WARRANT CERTIFICATES

1.1 Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act on behalf of the Company in accordance with the instructions hereinafter in this Agreement set forth, and the Warrant Agent hereby accepts such appointment.

1.2 Form of Warrant Certificates. The Warrant Certificates for the Warrants shall be issued in registered form only and, together with the purchase and assignment forms to be printed on the reverse thereof, shall be substantially in the form of EXHIBIT A, and in addition, may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement or as, in any particular case, may be required, in


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the opinion of the Company, to comply with any law or with any rule or regulation of any regulatory authority or agency, or to conform to customary usage.

1.3 Execution of Warrant Certificates. The Warrant Certificates shall be executed on behalf of the Company by its Chairman or Vice Chairman of the Board, or President or any Vice President, and by its Chief Financial Officer or any Assistant Treasurer or Secretary or any Assistant Secretary, either manually or by facsimile signature printed thereon. The Warrant Certificates shall be manually countersigned and dated the date of countersignature by the Warrant Agent and shall not be valid for any purpose unless so countersigned and dated. In the case any authorized officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company either before or after delivery thereof by the Company to the Warrant Agent, the signature of such person on such Warrant Certificates, nevertheless, shall be valid and such Warrant Certificates may be countersigned by the Warrant Agent and issued and delivered to those persons entitled to receive the Warrants represented by thereby with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company.

1.4 Issuance and Distribution of Warrant Certificates. Upon completion of the Offering, the Company shall deliver to the Warrant Agent an adequate supply of Warrant Certificates for the Warrants executed on behalf of the Company as described in Section 1.3 hereof. Upon receipt of an order from the Company, the Warrant Agent shall within three (3) business days complete and countersign the Warrant Certificates representing the total number of Warrants to be issued as part of the Units, and shall deliver such Warrant Certificates pursuant to written instructions of the Company.

                                   ARTICLE II
                 WARRANT EXERCISE PRICE AND EXERCISE OF WARRANTS

2.1 Exercise Price. Each Warrant Certificate for Warrants shall, when signed and countersigned as set forth in Section 1.3 of this Agreement, entitle the registered holder thereof to purchase from the Company one Common Share for each Warrant represented thereby at an exercise price (the "Exercise Price") equal to the average of the Market Price (as defined in Section 3.2 below) of the Common Shares for the ten (10) trading days commencing on the first trading day immediately following the effective date of a registration statement filed by the Company under the Securities Act of 1933, as amended, with respect to the Common Shares issuable upon exercise of the Warrants (a "Registration Statement"), but in any case not less than $1.50 (the "Minimum Exercise Price"). The number of Common Shares issuable upon exercise of a Warrant and the Exercise Price may be adjusted from time to time pursuant to the provisions of Article III of this Agreement.

2.2 Exercisability of Warrants. Each Warrant may be exercised at any time after issuance, but not after 5:00 pm, central time on August ___, 2003, unless extended for an additional year at the Company's option by written notice given to the Warrant Agent on or before August ___, 2003 (the "Exercise Deadline").


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2.3   Procedure for Exercise of Warrants. At anytime after the date of issuance and before the Exercise Deadline, Warrants may be exercised by surrendering the Warrant Certificates representing such Warrants to the Warrant Agent at its offices as specified in Section 7.15 of this Agreement (the "Principal Office") with the election to purchase form set forth on the Warrant Certificate duly completed and executed, with signature guaranteed by an eligible guarantor institution that is a participant in a signature guarantee program acceptable to the Warrant Agent ("Signature Guaranteed"), accompanied by payment in full of such taxes as are specified in Section 7.1 hereof and the Exercise Price in effect at the time of such exercise, for each Common Share with respect to which such Warrants are being exercised. The Exercise Price and taxes shall be paid in full by certified check or money order payable in United States currency to the order of the Company. The date on which the Warrants are exercised is sometimes referred to herein as the "Exercise Date."

2.4 Issuance of Common Shares. As soon as practicable after the Exercise Date, the Warrant Agent shall provide the Company and the Escrow Agent under that certain Escrow Agreement (the "Escrow Agreement") of even date herewith between the Company and Continental Stock Transfer and Trust Company, as escrow agent (the "Escrow Agent"), with written notice of such exercise. Upon receipt of such notice, the Company shall cause the Escrow Agent to transfer to the exercising Warrant holder, in certificated or uncertificated form, that number of Common Shares to which such holder is entitled in accordance with the instructions set forth in the election to purchase. All Common Shares issued on exercise of any Warrants shall be validly authorized and issued, fully paid and nonassessable, and free from all taxes, liens and charges created by the Company in respect of the issue thereof, and shall be previously unissued shares. Each person entitled to Common Shares pursuant to instructions set forth in the election to purchase shall for all purposes be deemed to have become the beneficial owner on the Exercise Date of the Common Shares to be issued upon exercise of the Warrants covered by election to purchase, irrespective of the date of issuance or delivery of the Common Shares. Promptly after a Registration Statement has been declared effective by the Securities and Exchange Commission (the "SEC"), the Company shall cause notice thereof or a copy of the prospectus covering the Common Shares to be mailed to the Warrant Agent and each registered holder of Warrants.

2.5 Certificate of Unexercised Warrants. In the event that less than all of the Warrants represented by a Warrant Certificate are exercised, the Warrant Agent shall countersign and mail, by first class mail, within 30 days of the Exercise Date, to the registered holder of such Certificate, or such other person as shall be designated in the election to purchase, a new Warrant Certificate representing the number of full Warrants not exercised. In no event shall a fraction of a Warrant be exercised, and the Warrant Agent shall distribute no Warrant Certificates representing fractions of Warrants under this or any other section of this Agreement. Final fractions of Common Shares shall be treated as provided in Section 3.14.


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2.6   Disposition of Proceeds. The Warrant Agent shall account at least quarterly (or more frequently at the request of the Company; provided that in no event shall the Warrant Agent be required to account more frequently than monthly) to the Company with respect to Warrants exercised and concurrently deliver to the Company all funds.

                                  ARTICLE III
                        ADJUSTMENTS AND NOTICE PROVISIONS

3.1 Adjustment of Exercise Price. Subject to the provisions of this Article III, the Exercise Price in effect from time to time shall be subject to adjustment, as follows:

(a) In case the Company shall at any time after the date the Warrants were first issued (1) declare a dividend on its outstanding common stock payable in shares of its capital stock, (2) subdivide its outstanding common stock, (3) combine its outstanding common stock into a smaller number of shares, or (4) issue any shares of its capital stock by reclassification of its common stock (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving entity), then, in each case, the Minimum Exercise Price, and the number of Common Shares issuable upon exercise of the Warrants, in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, shall be proportionately adjusted so that the registered holders after such time shall be entitled to receive the aggregate number and kind of shares which, if the Warrants had been exercised immediately prior to such time, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

(b) In case the Company shall issue or fix a record date for the issuance to all holders of its common stock of rights, options, or warrant to subscribe for or purchase the Company's common stock (or securities convertible into or exchangeable for the Company's common stock) at a price per share (or having a conversion or exchange price per share, if a security convertible into or exchangeable for the Company's common stock) less than the Market Price of the common stock on such record date, then, in each case, the Minimum Exercise Price shall be adjusted by multiplying the Minimum Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of common stock outstanding on such record date plus the number of shares of common stock which the aggregate offering price of the total number of shares of common stock so to be offered (or the aggregate initial conversion or exchange price of the convertible or exchangeable securities so to be offered) would purchase at such Market Price and the denominator of which shall be the number of shares of common stock outstanding on such record date plus the number of additional shares of common stock to be offered for subscription or purchase (or into which the convertible or exchangeable securities so to be offered are initially convertible or exchangeable); provided, however, that no such adjustment shall be made which results in an increase in the Minimum Exercise Price. Such adjustment shall become effective at the close of business on such record date; provided, however, that, to the


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extent the shares of common stock (or securities convertible into or exchangeable for shares of common stock) are not delivered, the Minimum Exercise Price shall be readjusted after the expiration of such rights, options, or warrants (but only with respect to Warrants exercised after such expiration), to the Minimum Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights, options, or warrants been made upon the basis of delivery of only the number of shares of common stock (or securities convertible into or exchangeable for shares of common stock) actually issued. In case any subscription price may be paid in a consideration, part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error. Shares of common stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

(c) In case the Company shall distribute to all holders of its common stock (including any such distribution made to the stockholders of the Company in connection with a consolidation or merger in which the Company is the surviving corporation) evidences of its indebtedness, cash or assets (other than distributions and dividends payable in shares of common stock), or rights, options, or warrants to subscribe for or purchase common stock, or securities convertible into or changeable for shares of common stock (excluding those with respect to the issuance of which an adjustment of the Minimum Exercise Price is provided pursuant to Section 3.1(d) hereof), then, in each case, the Minimum Exercise Price shall be adjusted by multiplying the Minimum Exercise Price, in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the Market Price of the common stock on such record date, less the fair market value (as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error) of the portion of the evidences of indebtedness or assets so to be distributed, or of such rights, options, or warrants or convertible or exchangeable securities, or the amount of such cash, applicable to one share, and the denominator of which shall be such Market Price of the common stock. Such adjustment shall become effective at the close of business on such record date.

(d) In any case in which this Article III shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the holders of the Warrants, if any holder has exercised a Warrant after such record date, the Common Shares, if any, issuable upon such exercise over and above the Common Shares issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such exercising holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(e) Upon each adjustment of the Minimum Exercise Price as a result of the calculations made in Sections 3.1(a) or 3.1(b) hereof, the holders of Warrants shall thereafter be entitled to purchase, at the adjusted Exercise Price, that number of shares


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(calculated to the nearest thousandth) obtained by dividing (i) the product obtained by multiplying the number of shares purchasable upon exercise of the Warrant prior to adjustment of the number of shares by the Exercise Price in effect prior to adjustment of the Exercise Price by (ii) the Exercise Price in effect after such adjustment of the Exercise Price.

3.2 Definition of Market Price. As used in this Agreement, the term "Market Price" shall mean:

(i) if the Common Shares are listed, or admitted to unlisted trading privileges on a national securities exchange, or is traded on the Nasdaq National Market or the Nasdaq Small-Cap Market, the last reported high bid price on the each trading day of any measurement period to which such Market Price relates, in each case as officially reported by the principal securities exchange on which the Common Shares are listed or admitted to unlisted trading privileges or by the Nasdaq National Market or Nasdaq Small-Cap Market, or

(ii) if the Common Shares are not listed or admitted to unlisted trading privileges, on any national securities exchange, or traded on the Nasdaq National Market or Nasdaq Small-Cap Market, but is traded on the OTC Bulletin Board of the Nasdaq Stock Market, Inc. (the "OTCBB"), then the Market Price is the last reported high bid price of the Common Shares reported by the OTCBB; or

(iii) if the Common Shares are not listed or admitted to unlisted trading privileges, on any national securities exchange, or traded on the Nasdaq National Market, Nasdaq Small-Cap Market, or the OTCBB but is traded in the over-the-counter market, then the Market Price is the last reported high bid price of the Common Shares reported by the National Quotation Bureau, Inc. or similar bureau if the National Quotation Bureau, Inc. is no longer reporting such information on the date of the event to which such Market Price relates, and if no such prices are reported on such date, then the average of the last so reported high bid prices on the last five trading days on which such prices are reported immediately preceding such date; or

(iv) if the Common Shares are neither listed, nor admitted to unlisted trading privileges on a national securities exchange, nor traded on the Nasdaq National Market or Nasdaq Small-Cap Market, nor on the OTCBB, nor traded in the over-the-counter market, then the fair market value of the Common Shares, not less that the book value thereof, as of the date of the event to which such Market Price relates, as determined in good faith (using customary valuation methods) by the Board of Directors of the Company, which determination shall be evidenced by a resolution of the Board of Directors and based on the best information available to it.

3.3 Merger and Consolidation. In case of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the


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Company as an entirety or substantially as an entirety, such successor, leasing, or purchasing corporation, as the case may be, the Company shall (a) execute with the Warrant Agent an agreement providing that the holders of the Warrants shall have the right thereafter to receive upon exercise of the Warrants solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such consolidation, merger, sale, lease, or conveyance by a holder of the number of shares of the Company's common stock for which the Warrants might have been exercised immediately prior to such consolidation, merger, sale, lease, or conveyance, and (b) make effective provision in its certificate of incorporation or otherwise, if necessary, to effect such agreement. Such agreement shall provide for adjustments that shall be as nearly equivalent as practicable to the adjustments in Section 3.1.

3.4 Reclassification. In case of any reclassification or change of the Common Shares issuable upon exercise of the Warrants (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series or shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the Common Shares (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the holders of Warrants shall have the right thereafter to receive upon exercise of the Warrants solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of shares of the Company's common stock for which the Warrants might have been exercised immediately prior to such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments that shall be as nearly equivalent as practicable to the adjustments in Section 3.1.

3.5 Verification of Computations. Whenever the Minimum Exercise Price is adjusted as provide in this Article III, the Company shall promptly obtain a certificate of a firm of independent public accountants of recognized standing selected by the board of directors (who may be the regular auditors of the Company) setting forth the Minimum Exercise Price, so adjusted, and a brief statement of the facts accounting for such adjustment, an shall make available a brief summary thereof to the Warrant Agent and to the holders of the Warrants, at their addresses listed on the register maintained for the purpose by the Warrant Agent.

3.6 Notice of Actions. In the event that the Company shall propose to take any action that could cause an adjustment in the Minimum Exercise Price, the Company shall cause notice of such proposal to be given to the Warrant Agent. Such notice shall specify the date on which the action is expected to take place. The Company shall cause copies of such notice to be mailed to each registered holder of Warrants at least 20 calendar days prior to the date of expected action.


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3.7   Amendment to Warrant Certificates. Irrespective of any adjustments pursuant to this Article III, Warrant Certificates theretofore or thereafter issued need not be amended or replaced, but certificates thereafter issued shall bear a legend or other notice of any adjustments.

3.8 Fractional Shares. The Company shall not be required upon the exercise of any Warrant to issue fractional shares of its common stock that may result from adjustments in accordance with this Article III to the Maximum Exercise Price and the Minimum Exercise Price or the number of Common Shares purchaseable under each Warrant. If more than one Warrant is exercised at one time by the same registered holder, the number of full Common Shares that shall be deliverable shall be computed based on the number of Common Shares deliverable in exchange for the aggregate number of Warrants exercised. With respect to any final fraction of a share called for upon the exercise of any Warrant or Warrants, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Market Price of a Common Share calculated in accordance with Section 3.2.

                                   ARTICLE IV
                      REPURCHASE OF WARRANTS BY THE COMPANY

At any time after not less than 30 calendar days written notice to the Warrant Agent and each registered holder of Warrants, the Company may repurchase all, but not less than all of the then outstanding Warrants at a price of $0.10 per Common Share issuable upon exercise of such Warrants, provided that on the date notice is given (i) the Common Stock issuable upon exercise of the Warrants shall be subject to an effective registration statement under the Securities Act, and (ii) the Market Price of the Common Shares for the 20 preceding consecutive trading days shall have been at least two times the Exercise Price of the Warrants to be repurchased. During the notice period provided above, the holder of Warrants may give notice of exercise of the Warrants called for repurchase, in which event the Company's right to repurchase the Warrants shall be suspended for the period provided for closing of the purchase of Common Shares issuable upon exercise of the Warrants.

                                   ARTICLE V
                          OTHER PROVISIONS RELATING TO
                          RIGHTS OF REGISTERED HOLDERS
                             OF WARRANT CERTIFICATES

5.1 Rights of Warrant Holders. No Warrant Certificate shall entitle the registered holder thereof to any rights of a shareholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, to receive any notice of, or to attend, meetings of shareholders or any other proceedings of the Company.

5.2 Lost, Stolen, Mutilated or Destroyed Warrant Certificates. If any Warrant Certificate shall be lost, mutilated, stolen or destroyed, the Company in its discretion may


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direct the Warrant Agent to execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Warrant Certificate, or in lieu of or in substitution for a lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate for the number of Warrants represented by the Warrant Certificate so lost, mutilated, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Warrant Certificate, and of the ownership thereof, and indemnity, if requested, all satisfactory to the Company and the Warrant Agent. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges incidental thereto as the Company or the Warrant Agent may prescribe. Any such new Warrant Certificate shall constitute and original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at anytime enforceable by anyone.

                                   ARTICLE VI
                    SPLIT UP, COMBINATION, EXCHANGE, TRANSFER
                    AND CANCELLATION OF WARRANT CERTIFICATES

6.1   Split Up, Combination, Exchange and Transfer of Warrant Certificates.

(a) Prior to the Exercise Deadline, Warrant Certificates, subject to the provisions of Section 6.2 and compliance with applicable law, may be split up, combined or exchanged for other Warrant Certificates representing a like aggregate number of Warrants or may be transferred in whole or in part. Any holder desiring to split up, combine or exchange a Warrant Certificate or Warrant Certificates shall make such request in writing delivered to the Warrant Agent at its Principal Office and shall surrender the Warrant Certificate or Warrant Certificates so to be split up, combined or exchanged at said office.

(b) Without the written consent of the Company (which shall not be unreasonably withheld), Warrants may not be sold, transferred or otherwise disposed of by the registered holder thereof, except to officers, directors, partners, members, employees or affiliates of such registered holder. Subject to the foregoing restriction, any applicable laws, rules or regulations restricting transferability, any restriction that may appear on a Warrant Certificate in accordance with the terms hereof, or any "stop-transfer" instructions the Company may give to the Warrant Agent to implement any such restrictions (which instructions the Company is expressly authorized to give), transfer of outstanding Warrant Certificates may be effected by the Warrant Agent from time to time upon the books of the Company to be maintained by the Warrant Agent for that purpose, upon surrender of the Warrant Certificate to the Warrant Agent at its Principal Office, with the assignment form set forth in the Warrant Certificate duly executed with Signatures Guaranteed.

(c) Upon any such surrender for split up, combination, exchange or transfer, the Warrant Agent shall execute and deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. The Warrant Agent may require the holder to pay a sum sufficient to cover any tax or governmental


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charge that may be imposed in connection with any split up, combination, exchange or transfer of Warrant Certificate prior to the issuance of any new Warrant Certificate.

6.2 Cancellation of Warrant Certificates. Any Warrant Certificate surrendered upon the exercise of Warrants or for split up, combination, exchange or transfer, or purchased or otherwise acquired by the Company, shall be cancelled and shall not be reissued by the Company; and, except in the case of the exercise of less than all of the Warrants evidenced by a Warrant Certificate or as provided in Section 6.1 in the case of a split up, combination, exchange or transfer, no Warrant Certificate shall be issued hereunder in lieu of such cancelled Warrant Certificate. Any Warrant Certificate so cancelled shall be destroyed by the Warrant Agent, unless otherwise directed by the Company.

6.3 Agreement of Warrant Holders. Every holder of a Warrant Certificate by accepting the same consents and agrees with the Company and the Warrant Agent and with every other holder of a Warrant that: (a) transfer of the Warrant Certificates shall be registered on the books of the Company maintained for that purpose by the Warrant Agent only if surrendered at the Principal Office of the Warrant Agent, duly endorsed or accompanied by a proper instrument of transfer, with Signatures Guaranteed; and, (b) prior to due presentment for registration of transfer, the Company and the Warrant Agent may be deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificates made by anyone other than the Company or the Warrant Agent) for all purposes whatsoever, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                                  ARTICLE VII
                     PROVISIONS CONCERNING THE WARRANT AGENT
                                AND OTHER MATTERS

7.1 Payment of Taxes and Charges. The Company will from time to time promptly pay to the Warrant Agent, or make provisions satisfactory to the Warrant Agent for the payment of, all transfer taxes and charges that may be imposed by the United States or any state upon the Company or the Warrant Agent in connection with the issuance or delivery of Common Shares upon the exercise of any Warrants, but any such taxes in connection with the issuance of Warrant Certificates or certificates for Common Shares in any name other than that of the registered holder of the Warrant Certificate surrendered shall be paid by such registered holder; and, in such case, the Company shall not be required to issue or deliver any Warrant Certificate or Common Share certificate until such taxes shall have been paid or it has been established to the Company's satisfaction that no tax is due.

7.2 Resignation or Removal of Warrant Agent. The Warrant Agent may resign his duties and be discharged from all further duties and liabilities hereunder after giving 30 days' notice in writing to the Company, except that such shorter notice may be given as the Company shall, in writing, accept as sufficient. Upon comparable notice to the Warrant Agent, the Company may remove the Warrant Agent; provide, however, that in


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such case the Company shall appoint a new Warrant Agent, as hereinafter provided, and the removal of the Warrant Agent shall not be effective until a new Warrant Agent has been appointed and has accepted such appointment. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the registered holder of any Warrant, then the registered holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. The Warrant Agent hereby agrees to take any such action as may be necessary to provide for the orderly transfer of its responsibilities hereunder to the new Warrant Agent. Any new Warrant Agent appointed hereunder shall execute, acknowledge and deliver to the former Warrant Agent last in office, and to the Company, an instrument accepting such appointment under substantially the same terms and conditions as are contained herein, and thereupon such new Warrant Agent without any further act or deed shall become vested with the rights, powers, duties and responsibilities of the Warrant Agent and the former Warrant Agent shall cease to be the Warrant Agent; but for any reason if it becomes necessary or expedient to have the former Warrant Agent execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the former Warrant Agent. Notwithstanding anything to the contrary, the former Warrant Agent shall pay any expenses resulting from such former Warrant Agent's removal due to his breach of this Agreement.

7.3 Notice of Appointment. Not later than the effective date of the appointment of a new Warrant Agent, the Company shall cause notice thereof to be mailed to the former Warrant Agent and the transfer agent for the Common Shares, and shall forthwith cause a copy of such notice to be mailed to each registered holder of a Warrant. Failure to mail such notice, or any defect contained therein, shall not affect the legality or validity of the appointment of any successor Warrant Agent.

7.4 Merger of Warrant Agent. If the Warrant Agent is not a natural person and is merged with or into another, or is consolidated with another, then any company resulting from any merger or consolidation to which the Warrant Agent shall be a party, shall be the successor Warrant Agent under this Agreement without further act, provided that such company would be eligible for appointment as a successor Warrant Agent under the provisions of Section 7.2 hereof. Any such successor Warrant Agent may adopt the prior countersignature of any predecessor Warrant Agent and distribute Warrant Certificates countersigned but not distributed by such predecessor Warrant Agent, or may countersign the Warrant Certificates in its own name.

7.5   Company Responsibilities.

(a) The Company Agrees that it shall pay to the Warrant Agent The sum of $ per year (the "Agency Fee") In cash as reasonable remuneration for his services as Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenses, advances and expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder (including fees and disbursements of legal counsel). Concurrently with the execution of this Agreement, the Company shall pay to the Warrant Agent the Agency Fee for the period beginning on the date hereof and ending on December 31, 2001. Thereafter, the Agency Fee shall be payable in advance on or before the first day of January of each calendar year or portion thereof during the term of this Agreement.

(b) provide the Warrant Agent, upon request, with sufficient funds to pay any cash due pursuant to Section 3.8 upon exercise of Warrants,

(c) prepare, file and cause to become effective within 120 days after the first issuance of Warrants a registration statement under the Securities Act with respect to the Common Shares issuable upon exercise of the Warrants,

(d) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than six months (subject to extension as provided below) or such longer period as in the opinion of counsel for the Warrant Agent a prospectus is required by law to be delivered in connection with sales of the Common Shares issuable on exercise of the Warrants,

(e) furnish to each holder of Warrants and to the Warrant Agent such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such persons may reasonably request in order to facilitate the disposition of the Common Shares issuable upon exercise of the Warrants,

(f) register or qualify the Common Shares issuable on exercise of the Warrants under such other securities or blue sky laws of such jurisdictions as any holder of Warrants reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such holders to consummate the disposition the Common Shares issuable on exercise of the Warrants, and

(g) perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

7.6 Certificate for the Benefit of Warrant Agent. Whenever in the performance of his duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any matter be proved or established or that any instructions with respect to the performance of his duties hereunder be given by the Company prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed conclusively proved and established, or such instructions may be given, by a certificate or instrument signed by the Chairman, the President, a Vice President, the Secretary or the Treasurer of the Company and delivered to the Warrant Agent. Such certificate or instrument may be relied upon by the Warrant Agent for any action taken or suffered in good faith by him under the provisions of this

Agreement; but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such matter or may require such further or additional evidence as he may deem reasonable.

7.7 Books and Records. The Warrant Agent shall maintain the Company's books and records for registration and registration of transfer of the Warrants issued hereunder. Such books shall show the names and addresses of the respective holders of the Warrants, the number of Warrants evidenced on its face by each Warrant Certificate and the date of each Warrant Certificate.

7.8 Liability of the Warrant Agent. The Warrant Agent shall be liable hereunder for his own gross negligence or willful misconduct. The Warrant Agent shall act hereunder solely by the provisions hereof. The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only. The Warrant Agent will not incur any liability or responsibility to the Company or to any holder of any Warrants for any action taken, or any failure to take action, in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonable believed by the Warrant Agent to be genuine and to have been signed, sent or presented by the proper party or parties. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof by the Company or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall he be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall he be responsible for the making of any adjustment required under the provisions of Article III hereof or responsible for the manner, method or amount of any such adjustment or the facts that would require any such adjustment; nor shall he by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares or other securities to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any Common Shares or other securities will when issued be validly authorized and issued and fully paid and nonassessable.

7.9 Use of Attorneys, Agents and Employees. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in he or perform any duty hereunder either himself or by or through his attorneys, agents or employees.

7.10 Indemnification. The Company agrees to indemnify the Warrant Agent and save him harmless against any and all losses, expenses or liabilities, including judgments, costs and counsel fees arising out of or in connection with his agency under this Agreement, except as a result of the gross negligence or willful misconduct of the Warrant Agent.

7.11 Acceptance of the Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth.

7.12 Changes to Agreement. Neither the Company nor the Warrant Agent may, by supplemental agreement or otherwise, materially alter or change the rights, privileges or immunities of the registered holders of the Warrants, without the prior written consent of the holders of a majority of the Warrants.

7.13 Assignment. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

7.14 Successor to Company. The Company will not merge or consolidate with or into any other corporation or sell or otherwise transfer its property, assets and business substantially as an entirety to a successor corporation, unless the corporation resulting from such merger, consolidation, sale or transfer (if not the Company) shall expressly assume, by supplemental agreement reasonably satisfactory in form and substance to the Warrant Agent, the due and punctual performance and observance and each and every covenant condition of this Agreement to be performed and observed by the Company.

7.15 Notices. Any notice or demand required by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant to or on the Company shall be sufficiently given or made if sent by certified mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

                           HIV-VAC, Inc.
                           P.O. Box 424
                           Collingwood, Ontario
                           Canada L9Y 3Z4


Any notice or demand required by this Agreement to be given or made by the registered holder of any Warrants or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by certified mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

                           Continental Stock Transfer & Trust Company
                           2 Broadway
                           New York, NY 10004

Any notice or demand required by this Agreement to be given or made by the Company or the Warrant Agent to or on any registered holder of Warrants shall be sufficiently given or made, whether or not such registered holder receives the notice, if sent by first class mail, postage prepaid, addressed to such registered holder at his last address as shown on the books of the Company maintained by the Warrant Agent. Otherwise such notice or demand shall be deemed given when received by the party entitled thereto.

7.16 Defects in Notice. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice pursuant to this Agreement, shall not affect in any way the rights of any registered holder of a Warrant or the legality or validity of any adjustment made pursuant to Section 3.1 hereof, or any transaction giving rise to any such adjustment, or the legality or validity of any action taken or to be taken by the Company.

7.17 Governing Law. The laws of the State of New York shall govern this Warrant Agreement and the Warrant Certificates.

7.18 Standing. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or given to, any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrants any right remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their respective successors, and registered holders of the Warrants.

7.19 Headings. The descriptive headings of the articles and sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

7.20 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

7.21 Conflict of Interest. The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though the Warrant Agent were not Warrant Agent under this Agreement. Nothing in this Agreement shall preclude the Warrant Agent from acting in any other capacity for the Company, including without limitation as escrow agent, trustee under any indenture or as transfer agent for the Units, Common Shares or any other securities of the Company, or for any other legal entity.

7.22 Availability of the Agreement. The Warrant Agent shall keep copies of this Agreement available for inspection by holders of Warrants during normal business hours at his Principal Office. Copies of this Agreement may be obtained, without charge, upon written request to the Company at the address set forth in Section 7.15.

7.23 Term of Agreement. The term of this Agreement shall commence on the date hereof and continue until the earlier of (a) August , 2003, or (b) the date which is 30 days after the Exercise Date of the last outstanding Warrant. Upon termination of this Agreement, the Warrant Agent shall be discharged from any further obligation hereunder and the Company shall be discharged from any further obligation to compensate the Warrant Agent for services rendered after such termination date.

In Witness Whereof, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

HIV-VAC, INC.

By:
   --------------------------------------------------
Name:
     ------------------------------------------------
Title:
      -----------------------------------------------


CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
    -------------------------------------------------
Name:
     ------------------------------------------------
Title:
      -----------------------------------------------

                                                                       EXHIBIT A

No.____                                                           _____ Warrants

                                  HIV-VAC, INC.

                          COMMON STOCK PURCHASE WARRANT

                 Not exerciseable after 5:00, pm, Central time,
                              On ___________, 2003,
         Unless extended for an additional year at the Company's option

THIS CERTIFIES THAT: ________________________________

Or registered assigns is the registered holder (the "Registered Holder") of the number of Warrants set forth above, each of which represents the right to purchase one fully paid and nonassessable share of the common stock, no par value (the "Common Stock"), of HIV-VAC, Inc. (the "Company") at an initial exercise price equal to the average of the Market Price (as defined in the Warrant Agreement referred to below) of the Common Stock for the ten (10) trading days commencing on the first trading day immediately following the effective date of a registration statement filed by the Company under the Securities Act of 1933, as amended, with respect to the Common Stock issuable upon exercise of the Warrant, but in any case not less than $1.50 (the "Minimum Exercise Price"), at any time after issuance hereof, but not after 5:00 pm, central time on August ____, 2003, unless extended for an additional year at the Company's option by written notice given to the Warrant Agent on or before August ___, 2003 (the "Exercise Deadline"), by surrendering this Warrant Certificate, with the Form of Election to purchase on the reverse side hereof duly executed at the office maintained pursuant to the Warrant Agreement hereinafter referred to for that purpose to Continental Stock Transfer & Trust Company, or its successor as warrant agent (the "Warrant Agent") and by paying in full the Exercise Price, plus transfer taxes, if any. Payment of the Exercise Price shall be made in United States currency, by certified check or money order payable to the order of the Company.

No Warrant may be exercised after the Exercise Deadline. All Warrants evidenced hereby shall thereafter become void.

Without the written consent of the Company (which shall not be unreasonably withheld), Warrants may not be sold, transferred or otherwise disposed of by the registered holder thereof, except to officers, directors, partners, members, employees or affiliates of such registered holder. Subject to the foregoing restriction, any applicable laws, rules or regulations restricting transferability and to any restriction on transferability that may appear on this Warrant Certificate in accordance with the terms of the Warrant Agreement, dated as of August ____, 2001, between the Company and the Warrant Agent (the "Warrant Agreement"), the Registered Holder shall be entitled to transfer this Warrant Certificate in whole or in part upon surrender of this Warrant Certificate at the office of the Warrant Agent maintained for that purpose with the form of assignment on the reverse side hereof duly executed, with signatures guaranteed. Upon such a transfer, a new Warrant Certificate or Warrant Certificates representing the same aggregate number of Warrants will be issued in accordance with instructions in the form of assignment.

Upon the exercise of less than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the Registered Holder a new Warrant Certificate in respect of the Warrants not exercised.

Upon certain events provided for in the Warrant Agreement, the Exercise Price and the Minimum Exercise Price, and number of shares of Common Stock issuable upon the exercise of each Warrant are required to be adjusted.

No fractional shares will be issued upon the exercise of Warrants. As to any final fraction of a share which the Registered Holder of one or more Warrant Certificates, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay the cash value thereof determined as provided in the Warrant Agreement.

This Warrant Certificate is issued under and in accordance with the Warrant Agreement and is subject to the terms and provisions contained in said Warrant Agreement, to all of which terms and provisions the Registered Holder consents by acceptance hereof.

This Warrant Certificate shall not entitle the Registered Holder to any of rights of a shareholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to attend or receive any notice of meetings of shareholders or any other proceedings of the Company.

This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

                                           HIV-VAC, INC.

                  [SEAL]

                                           By:
                                                --------------------------------

                                           ATTEST:


                                           -------------------------------------
                                           Treasurer

Countersigned:

Dated:
      ----------------------------         -------------------------------------

                          FORM OF ELECTION TO PURCHASE

The undersigned hereby irrevocably elects to exercise _________ of the Warrants represented by this Warrant Certificate and to purchase the shares of Common Stock issuable upon the exercise of said Warrants, and requests that certificates for such shares be issued and delivered as follows:

Issue to:
         -----------------------------------------------------------------------
                                     (Name)


         -----------------------------------------------------------------------
                          (Address, Including Zip Code)


         -----------------------------------------------------------------------
                (Social Security or other Tax Identifying Number)

Deliver to:
           ---------------------------------------------------------------------
                                     (Name)



--------------------------------------------------------------------------------
                          (Address, Including Zip Code)

If the number of warrants hereby exercised does this Warrant Certificate represent less than all the Warrants, the undersigned requests that a new Warrant Certificate representing the number of full Warrants not exercised be issued and delivered as set forth.

In full payment of the purchase price with respect to the Warrants exercised and transfer taxes, if any, the undersigned hereby tenders payment of $_____ by certified check or money order payable in the United States currency to the order of the Company.

Dated:
      --------------------------------

--------------------------------------        --------------------------------
  (Insert Social Security Number or           (Signature of Registered Holder)
  other identifying number of holder)

                                              --------------------------------
                                              (Signature of Registered Holder,
                                                       if co-owned)

 NOTE: Signature must conform in all respects to the name of holder as specified on the face of the Warrant Certificate.

                               FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned represented by the within Warrant Certificate, with respect to the number of Warrants set forth below:

Name of Assignee                   Address                     No. of Warrants
----------------                   -------                     ---------------

And does hereby irrevocably constitute and appoint _________________ attorney to make such transfer on the books of HIV-VAC, Inc. maintained for that purpose, with full power of substitution in the premises.

Dated:
      --------------------------------

--------------------------------------        --------------------------------
  (Insert Social Security Number or           (Signature of Registered Holder)
  other identifying number of holder)

                                              --------------------------------
                                              (Signature of Registered Holder,
                                                        if co-owned)

 NOTE: Signature must conform in all respects to the name of holder as specified on the face of the Warrant Certificate.

                              Signature Guaranteed: